Verano Announces Agreement to Upsize Revolving Credit Facility Commitment to $100,000,000 and Extend Maturity Date

Amendment adds incremental $25,000,000 and extends maturity date from September 29, 2028 to February 28, 2029

CHICAGO, January 15, 2026 (GLOBE NEWSWIRE) -- Verano Holdings Corp. (Cboe CA: VRNO) (OTCQX: VRNO) (“Verano” or the “Company”), a leading multi-state cannabis company, today announced an amendment to its existing $75,000,000 revolving credit facility agented by Chicago Atlantic Admin, LLC, initially entered into on September 30, 2025.

The revolving credit facility commitment was increased from $75,000,000 to $100,000,000 and the maturity date was extended from September 29, 2028 to February 28, 2029. No additional collateral was pledged by the Company to secure the increased borrowing availability, which is secured by certain owned real estate.

“Building on our ongoing strategy to strengthen our balance sheet, we’re pleased to upsize our borrowing availability and extend the maturity of our existing revolving credit facility,” said George Archos, Verano Chief Executive Officer. “These improvements to our revolving credit facility provide us added flexibility to deploy capital without pledging any additional collateral, marking a strategic step forward while we continue advancing debt refinancing discussions."

Peter Sack, Managing Partner of Chicago Atlantic, noted, “We are pleased to support Verano’s growth and the optimization of its balance sheet with innovative solutions.”

The increased revolving credit facility provides Verano a range of benefits including access to lower cost debt, payoff and redraw flexibility, and optionality to have certain real estate released as collateral. Details of the revolving credit facility are as follows:
•To date, $50,000,000 has been drawn under the revolving credit facility, leaving an additional $50,000,000 available to draw upon satisfaction of certain conditions.
•A floating annual interest rate on amounts drawn equal to SOFR1 plus 6% (subject to a 4% SOFR floor).
•No required amortization payments.
•Matures on February 28, 2029, allowing for repayment at any time in $2,500,000 increments, subject to an interest-only make-whole if repaid before the six-month anniversary of the applicable funding.
•The proportionate release of real estate so long as the outstanding principal balance under the revolving credit facility does not exceed 80% of the appraised value of the remaining pledged real estate.

For more information on Verano, and to access product images, logos and video available for download, please visit the Company’s Investor website and Media Kit (credit: “Courtesy of Verano”).

1 SOFR refers to the Secured Overnight Financing Rate

About Verano
Verano Holdings Corp. (Cboe CA: VRNO) (OTCQX: VRNO), one of the U.S. cannabis industry’s leading companies based on historical revenue, geographic scope and brand performance, is a vertically integrated, multi-state operator embracing a mission of saying Yes to plant progress and the bold exploration of cannabis. Verano provides a superior cannabis shopping experience in medical and adult use markets under the Zen Leaf™ and MÜV™ dispensary banners. Verano produces a comprehensive suite of high-quality, regulated cannabis products sold under its diverse portfolio of trusted consumer brands including Verano™, (the) Essence™, MÜV™, Savvy™, BITS™, Encore™, and Avexia™. Verano’s active operations span 13 U.S. states, comprised of 15 production facilities with over 1.1 million square feet of cultivation capacity. Learn more at Verano.com.

About Chicago Atlantic
Chicago Atlantic is a private markets alternative investment manager focused on industries and companies where demand for capital exceeds traditional supply. The firm’s investment strategies include opportunistic private credit and equity with focuses on loans to esoteric industries, specialty asset-based loans, liquidity solutions and growth and technology finance. Chicago Atlantic has closed over $2.8 billion in credit facilities. Chicago Atlantic’s team of over 95 professionals has offices in Chicago, Miami, New York and London. For more information on Chicago Atlantic’s investment opportunities and financing products, visit chicagoatlantic.com.

Media:
Verano
Steve Mazeika
VP, Communications
Steve.Mazeika@verano.com

Investors:
Investors@verano.com

Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not representative of historical facts or information or current condition, but instead represent only the Company’s beliefs regarding future events, plans, strategies, or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “future”, “scheduled”, “estimates”, “forecasts”, “projects,” “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases, or may contain statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “will continue”, “will occur” or “will be achieved”. Forward-looking statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking statements herein, including, without limitation, the risk factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2024 and any subsequent quarterly reports on Form 10-Q, in each case, filed with the U.S. Securities and Exchange Commission at www.sec.gov. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information or forward-looking statements that are contained or referenced herein, except as may be required in accordance with applicable securities laws. All subsequent written and oral forward-looking information and statements attributable to the Company or persons acting on its behalf is expressly qualified in its entirety by this notice regarding forward-looking information and statements.

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